      As filed with the Securities and Exchange Commission March 19, 2002


                                            REGISTRATION STATEMENT NO. 333-81484
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            DOV PHARMACEUTICAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                2834                               22-3374365
    (State or Other Jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
 of Incorporation or Organization)        Classification Code Number)               Identification No.)

                           --------------------------

                               CONTINENTAL PLAZA
                             433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 968-0980
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                           --------------------------

                             ARNOLD S. LIPPA, PH.D.
                            CHIEF EXECUTIVE OFFICER
                            DOV PHARMACEUTICAL, INC.
                               CONTINENTAL PLAZA
                             433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 968-0980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

          STUART M. CABLE, P.C.                      ALEXANDER D. LYNCH, ESQ.
          ANDREW F. VILES, P.C.                      NICOLE W. SEEVERS, ESQ.
          J. ROBERT HORTON, ESQ.                 WILSON SONSINI GOODRICH & ROSATI
           GOODWIN PROCTER LLP                       PROFESSIONAL CORPORATION
            599 LEXINGTON AVE.                   12 EAST 49TH STREET, 30TH FLOOR
         NEW YORK, NEW YORK 10022                    NEW YORK, NEW YORK 10017
             (212) 813-8800                              (212) 999-5800

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / / _______

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / _______

                           --------------------------

    REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT FILES A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    Registrant has prepared this Amendment No. 3 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 3 does not modify any provision of the prospectus included in the Registration Statement.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses payable by us in connection with this offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                               AMOUNT
-----------------                                             ----------
SEC registration fee........................................       8,464
NASD filing fee.............................................       9,125
Nasdaq National Market listing fee..........................           *
Accounting fees and expenses................................           *
Legal fees and expenses.....................................           *
Printing expenses...........................................           *
Blue sky qualification fees and expenses....................           *
Transfer Agent's fee........................................           *
Miscellaneous...............................................           *
                                                              ----------
    Total...................................................  $        *
                                                              ==========

The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.

------------------------

* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In accordance with Section 145 of the Delaware General Corporation Law,
Article IX of our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(1) for any breach of the director's duty of loyalty to us or our stockholders,
(2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) with regard to unlawful dividend payments, stock repurchases or redemptions, or (4) for any transaction from which the director derived any improper personal benefit.

    Article V of our by-laws provides for our indemnification for our past or present directors, officers, and members of our scientific advisory board against expenses, judgments, penalties, fines and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director or officer or member of our scientific advisory board if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Such person shall also be indemnified in connection with a legal proceeding initiated by such person only if the legal proceeding was authorized by our board of directors, unless such legal proceeding was brought to enforce such person's rights to indemnification or, in the case of our directors, advancement of certain expenses in accordance with our by-laws. Article V of our by-laws also provides, at the discretion of our board, similar indemnification for past or present employees or agents who have not served as a director or officer. The by-laws allow us to maintain insurance, at our expense, to protect us or any of the parties mentioned in this section against liability of any character asserted against or incurred by us or any of the parties mentioned in this section, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of
Article V of the by-laws.

    Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any acts or omissions occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below in reverse chronological order is information regarding the number of shares of capital stock, options and warrants issued by us since 1999. Also included is the consideration if any received by us for the securities.

    There was no public offering in any such transaction and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by reason of Regulation D and Section 4(2) of the 1933 Act, based on the private nature of the transactions and the financial sophistication of the purchasers, all of whom had access to complete information concerning us and acquired the securities for investment and not with a view to the distribution thereof. In addition, we believe that the transactions described below with respect to the issuance of option grants to our employees and directors and exercise of such options were exempt from registration requirements of the 1933 Act by reason of Section 4(2) or Rule 701 promulgated thereunder.

(a) ISSUANCE OF COMMON STOCK

    (i) On January 3, 2001, we issued 12,150 shares of our common stock to an employee upon the exercise of stock options at an exercise price of $31,250.

    (ii) From December 1999 to September 2000 we issued 16,200 shares of our common stock to a consultant as compensation for services rendered.

   (iii) On January 21, 1999 we issued 161,266 shares of our common stock to the holders of our series A convertible preferred shares upon conversion thereof, representing a per share price of $2.73, equaling an aggregate price of $440,000.

    (iv) On January 21, 1999 we issued 525,025 shares of our common stock for an aggregate purchase price of $1,432,078.

(b) ISSUANCE OF PREFERRED STOCK. The series C and D convertible preferred stock listed in this section will automatically convert upon completion of this offering. The conversion price per share for common shares underlying the series C and D preferred stock is $2.49 and $6.17, respectively.

    (i) On October 15, 2001, we issued 120,000 shares of our series D convertible preferred for an aggregate purchase price of $1,200,000.

    (ii) On August 30, 2001, we issued 920,000 shares of our series D convertible preferred stock for an aggregate purchase price of $9,200,000.

   (iii) On June 20, 2000, we issued 500,000 shares of our series C convertible preferred stock for an aggregate purchase price of $2,020,000.

    (iv) On May 31, 2000, we issued 1,250,000 shares of our series C convertible preferred stock for an aggregate purchase price of $5,050,000.

    (v) On January 21, 1999 we issued 574,521 shares of our series B convertible preferred stock for an aggregate purchase price of $1,567,522.

(c) ISSUANCE OF STOCK OPTIONS

    (i) As of December 31, 2001, options to purchase 897,480 shares of common stock were outstanding under our 2000 Stock Option and Grant Plan, of which options to purchase 16,666 shares are exercisable within 60 days of such date. All such options were granted between October 2000 and November 2001 to officers, directors and employees.

    (ii) As of December 31, 2001, options to purchase 1,130,760 shares of common stock were outstanding under our 1998 Stock Option Plan, all of which are exercisable within 60 days of such date. All such options were granted between December 1998 and August 2000 to our officers, directors, consultants and advisers. No future grants of stock options can be made under the 1998 Stock Option Plan.

   (iii) On January 19, 2001, we issued 405,000 options to purchase common stock to an employee.

(d) ISSUANCE OF WARRANTS

    (i) On October 15, 2001, we issued warrants to purchase 5,829 shares of our common stock at an initial exercise price of $6.17 per share as adjusted to financial advisors in exchange for services rendered.

    (ii) On August 30, 2001, we issued warrants to purchase 60,909 shares of our common stock at an initial exercise price of $6.17 per share as adjusted to financial advisors in exchange for services rendered.

   (iii) On June 20, 2000, we issued warrants to purchase an aggregate of 212,622 shares of our common stock at an initial exercise price of $2.49 per share as adjusted to a financial advisor for services rendered.

    (iv) On January 17, 2000, we issued warrants to purchase 40,500 shares of our common stock at an initial exercise price of $2.47 per share as adjusted to a consultant in connection with advisory and financial consulting services.

    (v) On January 21, 1999 we issued warrants to purchase an aggregate of 109,952 shares of our common stock at an initial exercise price of $2.73 per share as adjusted to a financial advisor for services rendered.

    (vi) On January 21, 1999 we issued warrants to purchase 121,500 shares of our common stock at an initial exercise price of $3.41 per share as adjusted to Elan International Services, Ltd., in connection with a private offering contemporaneous with the joint venture agreement.

(e) ISSUANCE OF NOTES

    (i) On January 21, 1999, we issued a convertible exchangeable promissory note to Elan International Services, Ltd. in the principal amount of $8,010,000, in connection with establishing a joint venture with Elan International Services, Ltd. The note can be converted, together with accrued interest thereon, into that number of shares of our common stock equal to the sum of the principal amount of the note plus the interest accrued thereon divided by the conversion rate of $3.98. Alternatively, Elan International Services, Ltd. can exchange the outstanding principal balance of the note for that number of shares of DOV Bermuda, Ltd., the joint venture entity, that will increase its equity shares in DOV Bermuda, Ltd. from 19.9% to 50%. The convertible exchangeable promissory note may not be prepaid without the consent of Elan International, Ltd. As of December 31, 2001, the outstanding principal balance and accrued unpaid interest on the note was approximately $9.8 million.

    (ii) On January 21, 1999 we issued a convertible promissory note to Elan International Services, Ltd. in connection with establishing a line of credit to finance our joint venture with Elan International
         Services, Ltd. The note can be converted, together with accrued interest thereon, into that number of shares of our common stock equal to the sum of the amount that is outstanding under the line of credit plus interest accrued thereon on drawdowns divided by the conversion rate of $3.41. The convertible promissory note may not be prepaid without the consent of Elan International Services, Ltd. As of December 31, 2001, the outstanding principal balance and accrued unpaid interest on the line of credit was approximately $3.0 million.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBIT INDEX. The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         1.1            Form of Underwriting Agreement.*

         3.1            Second Amended and Restated Certificate of Incorporation of
                        Registrant.(#)

         3.2            Form of Third Amended and Restated Certificate of
                        Incorporation of Registrant.*

         3.3            By-Laws of Registrant.(#)

         3.4            Form of Amended and Restated By-laws of Registrant.*

         4.1            See Exhibits 3.1 and 3.3 for provisions of Second Amended
                        and Restated Certificate of Incorporation and By-laws of the
                        Registrant defining rights of the holders of Common Stock of
                        Registrant.

         4.2            Specimen certificate for shares of Common Stock, $0.0001 par value, of Registrant.*

         5.1 Opinion of Goodwin Procter LLP as to the legality of securities offered.*

        10.1 Lease Agreement dated as of May 24, 1999, by and between Continental Investors, L.P. and Registrant for commercial premises located at 433 Hackensack Avenue, Hackensack, New
                        Jersey.(#)

        10.2 License Agreement dated as of May 29, 1998, by and between Registrant and American Cyanamid Company.(!)

        10.3            Sublicense and Development Agreement dated as of June 30,
                        1998, by and between Registrant and Neurocrine
                        Biosciences, Inc.(!)

        10.4            License, Research and Development Agreement dated as of
                        January 12, 2001, by and between Registrant and Biovail
                        Laboratories Incorporated.(!)

        10.5            Guaranty dated as of January 12, 2001, by Biovail
                        Corporation in favor of Registrant.(#)

        10.6            Securities Purchase Agreement dated as of January 21, 1999, by and between Registrant and Elan International
                        Services.(#)

        10.7            Joint Development and Operating Agreement dated as of
                        January 21, 1999, by and among Registrant, Elan Corporation, plc, Elan International Services, Ltd., DOV Bermuda, Ltd.
                        (formerly known as DOV Newco, Ltd.), and Nascime Limited.(!)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.8            Letter Agreement dated as of January 21, 1999, by and among
                        Registrant, Elan Corporation, plc, Elan International
                        Services, Ltd., DOV Bermuda, Ltd. (formerly known as DOV
                        Newco, Ltd.), and Nascime Limited signed in connection with the Joint Development and Operating Agreement referred to in
                        10.7.(#)

        10.9 License Agreement dated as of January 20, 1999, by and between Registrant and Nascime Limited.(!)

        10.10 License Agreement dated as of January 20, 1999, by and between Nascime Limited and Elan Corporation, plc.(!)

        10.11 Convertible Exchangeable Promissory Note of Registrant issued to Elan International Services, Ltd.(#)

        10.12           Convertible Promissory Note of Registrant issued to Elan
                        International Services, Ltd.(#)

        10.13           Registration Rights Agreement dated as of January 21, 1999, by and between Registrant and Elan International
                        Services, Ltd. for shares of common stock received pursuant to the Securities Purchase Agreement referred to in 10.6.(#)

        10.14           Registration Rights Agreement dated as of January 21, 1999, by and among Registrant, DOV Bermuda, Ltd. (formerly known as DOV Newco, Ltd.), and Elan International Services, Ltd.
                        for shares of common stock received pursuant to the Joint
                        Development and Operating Agreement referred to in 10.7.(#)

        10.15           Preferred Stock Purchase Agreement dated as of June 20,
                        2000, by and among Registrant and Series C Investors.(#)

        10.16           Registration Rights Agreement dated as of June 20, 2000, by and between Registrant and Series C Investors.(#)

        10.17           Stock Purchase Agreement dated as of August 30, 2001, by and among Registrant and Series D Investors.(#)

        10.18           Amended and Restated Stockholders Agreement dated as of
                        August 30, 2001 by and among Registrant, Arnold Lippa,
                        Bernard Beer, Series C Investors and Series D Investors.(#)

        10.19           Registration Rights Agreement dated as of August 30, 2001 by and among Registrant, Series C Investors and Series D
                        Investors.(#)

        10.20           Form of Warrant Agreement.(#)

        10.21           1998 Stock Option Plan.(#)

        10.22           2000 Stock Option and Grant Plan.(#)

        10.23           Stock Option Agreement dated as of July 10, 2000 between
                        Registrant and Philip Skolnick for the grant of 250,000 stock options.*

        10.24           Employment Agreement dated as of December 10, 1998, between
                        Registrant and Arnold Lippa.(#)

        10.25           Extension of Employment Agreement dated as of December 10,
                        2001, between Registrant and Arnold Lippa.*

        10.26           Employment Agreement dated as of December 10, 1998, between
                        Registrant and Bernard Beer.(#)

        10.27           Extension of Employment Agreement dated as of December 10,
                        2001, between Registrant and Bernard Beer.*

        10.28           Employment Agreement dated as of July 10, 2000, between
                        Registrant and Philip Skolnick.(#)

        10.29 Employment Agreement dated as of July 1, 1999, and amended by that certain Letter Agreement dated January 23, 2002, between Registrant and Stephen Petti.*

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.30           Employment Agreement dated as of July 12, 1999, and amended by that certain Leter Agreement dated Janury 23, 2002,
                        between Registrant and Paul Schiffrin.*

        21.1            Subsidiaries of Registrant.(#)

        23.1            Consent of Goodwin Procter LLP (included in
                        Exhibit 5.1).(#)

        23.2            Consent of PricewaterhouseCoopers LLP.(#)

        23.3            Consent of PricewaterhouseCoopers.(#)

        24.1            Power of Attorney (see Signature Page).

(b) Financial Statement Schedules

    All schedules have been omitted because they are not required or because the required information is given in the financial statements or the notes to those statements.

------------------------


* To be filed by amendment.


(!) Confidential treatment requested.

(#) Previously filed.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement (File
No. 333-81484) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, New Jersey, on March 19, 2002.


                                                       DOV PHARMACEUTICAL, INC.

                                                       By:             /s/ ARNOLD S. LIPPA
                                                            -----------------------------------------
                                                                         Arnold S. Lippa
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Arnold S. Lippa and Bernard Beer such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                   TITLE                         DATE
------------------------------------------  --------------------------------------  -----------------
           /s/ ARNOLD S. LIPPA              Chief Executive Officer and Director
    ---------------------------------       (Principal Executive Officer)            March 19, 2002
             Arnold S. Lippa

             /s/ BERNARD BEER
    ---------------------------------       President and Director                   March 19, 2002
               Bernard Beer

                    *                       Chief Financial Officer
    ---------------------------------       (Principal Financial and Accounting      March 19, 2002
            Barbara G. Duncan               Officer)

                    *
    ---------------------------------       Director                                 March 19, 2002
               Patrick Ashe

                    *
    ---------------------------------       Director                                 March 19, 2002
              Zola Horovitz

                    *
    ---------------------------------       Director                                 March 19, 2002
               Mark Lampert


*By:  /s/ ARNOLD S. LIPPA
      ----------------------------
      Arnold S. Lippa
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         1.1            Form of Underwriting Agreement.*

         3.1            Second Amended and Restated Certificate of Incorporation of
                        Registrant.(#)

         3.2            Form of Third Amended and Restated Certificate of
                        Incorporation of Registrant.*

         3.3            By-Laws of Registrant.(#)

         3.4            Form of Amended and Restated By-laws of Registrant.*

         4.1            See Exhibits 3.1 and 3.3 for provisions of Second Amended
                        and Restated Certificate of Incorporation and By-laws of the
                        Registrant defining rights of the holders of Common Stock of
                        Registrant.

         4.2            Specimen certificate for shares of Common Stock, $0.0001 par value, of Registrant.*

         5.1 Opinion of Goodwin Procter LLP as to the legality of securities offered.*

        10.1 Lease Agreement dated as of May 24, 1999, by and between Continental Investors, L.P. and Registrant for commercial premises located at 433 Hackensack Avenue, Hackensack, New
                        Jersey.(#)

        10.2 License Agreement dated as of May 29, 1998, by and between Registrant and American Cyanamid Company.(!)

        10.3            Sublicense and Development Agreement dated as of June 30,
                        1998, by and between Registrant and Neurocrine
                        Biosciences, Inc.(!)

        10.4            License, Research and Development Agreement dated as of
                        January 12, 2001, by and between Registrant and Biovail
                        Laboratories Incorporated.(!)

        10.5            Guaranty dated as of January 12, 2001, by Biovail
                        Corporation in favor of Registrant.(#)

        10.6            Securities Purchase Agreement dated as of January 21, 1999, by and between Registrant and Elan International
                        Services.(#)

        10.7            Joint Development and Operating Agreement dated as of
                        January 21, 1999, by and among Registrant, Elan Corporation, plc, Elan International Services, Ltd., DOV Bermuda, Ltd.
                        (formerly known as DOV Newco, Ltd.), and Nascime Limited.(!)

        10.8            Letter Agreement dated as of January 21, 1999, by and among
                        Registrant, Elan Corporation, plc, Elan International
                        Services, Ltd., DOV Bermuda, Ltd. (formerly known as DOV
                        Newco, Ltd.), and Nascime Limited signed in connection with the Joint Development and Operating Agreement referred to in
                        10.7.(#)

        10.9 License Agreement dated as of January 20, 1999, by and between Registrant and Nascime Limited.(!)

        10.10 License Agreement dated as of January 20, 1999, by and between Nascime Limited and Elan Corporation, plc.(!)

        10.11 Convertible Exchangeable Promissory Note of Registrant issued to Elan International Services, Ltd.(#)

        10.12           Convertible Promissory Note of Registrant issued to Elan
                        International Services, Ltd.(#)

        10.13           Registration Rights Agreement dated as of January 21, 1999, by and between Registrant and Elan International
                        Services, Ltd. for shares of common stock received pursuant to the Securities Purchase Agreement referred to in 10.6.(#)

        10.14           Registration Rights Agreement dated as of January 21, 1999, by and among Registrant, DOV Bermuda, Ltd. (formerly known as DOV Newco, Ltd.), and Elan International Services, Ltd.
                        for shares of common stock received pursuant to the Joint
                        Development and Operating Agreement referred to in 10.7.(#)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.15           Preferred Stock Purchase Agreement dated as of June 20,
                        2000, by and among Registrant and Series C Investors.(#)

        10.16           Registration Rights Agreement dated as of June 20, 2000, by and between Registrant and Series C Investors.(#)

        10.17           Stock Purchase Agreement dated as of August 30, 2001, by and among Registrant and Series D Investors.(#)

        10.18           Amended and Restated Stockholders Agreement dated as of
                        August 30, 2001 by and among Registrant, Arnold Lippa,
                        Bernard Beer, Series C Investors and Series D Investors.(#)

        10.19           Registration Rights Agreement dated as of August 30, 2001 by and among Registrant, Series C Investors and Series D
                        Investors.(#)

        10.20           Form of Warrant Agreement.(#)

        10.21           1998 Stock Option Plan.(#)

        10.22           2000 Stock Option and Grant Plan.(#)

        10.23           Stock Option Agreement dated as of July 10, 2000 between
                        Registrant and Philip Skolnick for the grant of 250,000 stock options.*

        10.24           Employment Agreement dated as of December 10, 1998, between
                        Registrant and Arnold Lippa.(#)

        10.25           Extension of Employment Agreement dated as of December 10,
                        2001, between Registrant and Arnold Lippa.*

        10.26           Employment Agreement dated as of December 10, 1998, between
                        Registrant and Bernard Beer.(#)

        10.27           Extension of Employment Agreement dated as of December 10,
                        2001, between Registrant and Bernard Beer.*

        10.28           Employment Agreement dated as of July 10, 2000, between
                        Registrant and Philip Skolnick.(#)

        10.29 Employment Agreement dated as of July 1, 1999, and amended by that certain Letter Agreement dated January 23, 2002, between Registrant and Stephen Petti.*

        10.30           Employment Agreement dated as of July 12, 1999, and amended by that certain Leter Agreement dated Janury 23, 2002,
                        between Registrant and Paul Schiffrin.*

        21.1            Subsidiaries of Registrant.(#)

        23.1            Consent of Goodwin Procter LLP (included in
                        Exhibit 5.1).(#)

        23.2            Consent of PricewaterhouseCoopers LLP.(#)

        23.3            Consent of PricewaterhouseCoopers.(#)

        24.1            Power of Attorney (see Signature Page).

(b) Financial Statement Schedules

    All schedules have been omitted because they are not required or because the required information is given in the financial statements or the notes to those statements.

------------------------


* To be filed by amendment.


(!) Confidential treatment requested.

(#) Previously filed.